EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 25, 2002, except as to Note 10, which is as of February 20, 2002, relating to the financial statements, which appears in the 2001 Annual Report to Stockholders of Legato Systems, Inc., which is incorporated by reference in Legato Systems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001.

PricewaterhouseCoopers LLP
San Jose, California
May 13, 2002